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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Heller Equipment Asset Receivables Trust 1999-1:

     As independent public accountants, we hereby consent to the use of our report dated March 26, 1999, on the balance sheet of Heller Equipment Asset Receivables Trust 1999-1 as of March 2, 1999, included in this registration statement and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
Chicago, Illinois
March 30, 1999


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